                            SCHEDULE 14A INFORMATION


  Proxy Statement pursuant to Section 14(a) of the Securities
  Exchange Act of 1934

                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party Other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                           FIRST FRANKLIN CORPORATION
                (Name of Registrant as Specified in Its Charter)


                 (Name of Person(s) Filing Proxy Statement, if
                           Other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[X]  $125 per Exchange Act rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14(a)-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) and O-11
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:
[ ]  Fee paid previously with preliminary materials
[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

PRELIMINARY FILING

                           FIRST FRANKLIN CORPORATION
                             401 EAST COURT STREET
                                CINCINNATI, OHIO
                                 (513) 721-1031

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 24, 1995

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of First Franklin Corporation ("First Franklin" or the "Company"), the holding company for The Franklin Savings and Loan Company ("Franklin"), will be held at the corporate office of the Company located at 401 East Court Street, Cincinnati, Ohio 45202 on April 24, 1995, at 3:00 p.m.

    A Proxy Card and a Proxy Statement for the Meeting are enclosed.

    The Meeting is for the purpose of considering and acting upon:

         1.  The election of two directors of the Company;

         2. A proposed amendment to Section 4 of the Certificate of Incorporation of the Company to increase the authorized number of shares of common stock from 1,500,000 to 2,500,000, as set forth in the Proxy Statement attached hereto;

         3. The ratification of the appointment of Coopers & Lybrand as independent accountants for the Company for the fiscal year ending December 31, 1995; and

         4. Such other matters as may properly come before the Meeting or any adjournments thereof.

    The Board of Directors is not aware of any other business to come before the Meeting.

    Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 15, 1995, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

    You are requested to fill in and sign the enclosed form of Proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you give a later dated proxy or if you attend and vote at the Meeting in person.

                                           By Order of the Board of Directors



                                           Thomas H. Siemers
                                           President and Chief Executive Officer

Cincinnati, Ohio
March 28, 1995




    IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                           FIRST FRANKLIN CORPORATION
                             401 EAST COURT STREET
                                CINCINNATI, OHIO
                                 (513) 721-1031


                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 1995


  This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of First Franklin Corporation ("First Franklin" or the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the corporate office of the Company located at 401 East Court Street, Cincinnati, Ohio, on April 24, 1995, at 3:00 p.m., and at all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 28, 1995.

  Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given therein and, where no instructions are indicated, will be voted "FOR" the nominees and the adoption of the proposals discussed herein.

  Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes are treated as absentions and have no effect on the vote, unless the vote needed for approval of a matter is a percentage of all the shares entitled to vote. In such case, broker non-votes have the effect of a vote in opposition. A majority of the shares of the Company's issued and outstanding common stock, (the "Common Stock") present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

VOTE REQUIRED FOR APPROVAL OF THE PROPOSALS

  Directors shall be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The approval of the proposed amendment to Section 4 of the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock from 1,500,000 to 2,500,000 requires the affirmative vote of the holders of a majority of the shares entitled to vote on the matter. The ratification of the appointment of Coopers & Lybrand as independent accountants for the fiscal year ending December 31, 1995, requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Stockholders of record as of the close of business on March 15, 1995, will be entitled to one vote for each share then held. As of that date, the Company had 1,175,786 shares of Common Stock issued and outstanding.

  The following table sets forth, as of March 15, 1995, share information regarding (i) those persons or entities who were known by management to beneficially own more than five percent of the outstanding shares of the Company's Common Stock; and (ii) all directors and executive officers of the Company and The Franklin Savings and Loan Company ("Franklin") as a group.

                                                       Shares Beneficially       Percent of
               Beneficial Owner                              Owned(1)              Class
 ------------------------------------------------      -------------------       ----------
 Thomas H. Siemers(2)                                       167,589               13.9%
   First Franklin Corporation
   401 East Court Street
   Cincinnati, Ohio  45202

 Margaret W. Walton(3)                                       59,683                5.0
   First Franklin Corporation
   401 East Court Street
   Cincinnati, Ohio  45202

 All directors and executive officers of Franklin           463,479               37.1
   and the Company as a group (11 persons)(4)

- -----------------------------

(1)  Reflects two-for-one stock split effective January 10, 1995.

(2) Mr. Siemers, the President and Chief Executive Officer of the Company, has sole voting and investment power with respect to 62,180 shares and shared voting and investment power with his wife for 600 shares. In addition, Mr. Siemers has options to purchase 31,472 shares granted under First Franklin's Stock Option Plan. Mr. Siemers has voting power with respect to 19,930 shares allocated to his account in The Franklin Savings and Loan Company Employee Stock Ownership Plan ("ESOP"). Finally, as a trustee, Mr. Siemers may be deemed to have voting and/or investment power with respect to another 38,407 shares of Common Stock held by ESOP, which have not been allocated to the accounts of individual participants, or which have been allocated to the accounts of individual participants, but may still be sold by the trustee, and with respect to the 15,000 shares held by Franklin's Defined Benefit Pension Plan ("Pension Plan").

(3) Ms. Walton, the Vice President of the Company, has sole voting and investment power with respect to 40,000 shares and has options to purchase 12,200 shares granted under First Franklin's Stock Option Plan. Ms. Walton has voting power with respect to 7,483 shares allocated to her account in the ESOP.

(4) Includes shares held directly, shares allocated to such individuals' accounts in the ESOP, shares subject to options granted under the Company's Stock Option Plan and shares held by controlled corporations or spouses and minor children, over which shares the specified individuals or group effectively exercise sole or shared voting and investment power. Such amount also includes the shares that may be deemed to be beneficially owned by Mr. Siemers, as trustee of the ESOP and the Defined Benefit Pension Plan of Franklin.



                      PROPOSAL I -- ELECTION OF DIRECTORS

  The Board of Directors is currently composed of five members. Directors are generally elected to serve for three year terms or until their respective successors are elected and qualified. Approximately one-third of the Board of Directors of the Company is elected annually.

  The following table sets forth certain information regarding the composition of the Company's Board of Directors, including terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at this Meeting for the election of the nominees indicated below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                                             Shares
                               Positions held with           Year first                    beneficially
                                  the Company          elected director of     Term to      owned at            Percent
      Name           Age          and Franklin        the Company/Franklin     expire     March 15, 1994(i)     of class
      ----           ---      -------------------     --------------------     ------     -----------------     --------
                                                            NOMINEES

Thomas H. Siemers     61      President, Chief             1987/1953            1998       167,589(2)             13.9%
                              Executive Officer
                                and Director

James E. Hoff, S.J.   62      Director                     1993/1993            1998           -                     -

                                                 DIRECTORS REMAINING IN OFFICE
Richard H. Finan      60      Director                     1987/1968            1997        51,616                 4.4

Mary J. Hunter        76      Director                     1987/1970            1997        51,616                 4.4

John L. Nolting       62      Director                     1987/1981            1996        31,116                 2.6

- ---------------------------------------

(1) Reflects two-for-one stock split effective January 10, 1995. May include shares held directly, shares allocated under the ESOP to the accounts of directors who are full-time employees of Franklin, shares subject to options granted under the Company's Stock Option Plan and shares held by controlled corporations and family members with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and investment power.

(2) Includes 15,000 shares held by Franklin's Pension Plan, of which Mr. Siemers is the trustee, and 38,407 shares held by the Company's ESOP which have not been allocated to the account of any participant or have been allocated, but over which Mr. Siemers, as trustee, retains investment power.

  The business experience of each director during the last five years is as follows:

  THOMAS H. SIEMERS has been employed by Franklin since 1949, has been a director of Franklin since 1953, and has served as President and Chief Executive Officer since 1968. From 1978 to 1983, Mr. Siemers served as a director of the Federal Home Loan Bank of Cincinnati. Mr. Siemers also served as the Chairman of the Ohio Savings and Loan League in 1981 and 1982 and on the Executive Committee of the U.S. League of Savings Institutions from 1982 to 1985. President Siemers served as a director and Secretary to the Ohio Financial Service Corporation, Columbus, Ohio for approximately 17 years until his resignation in June, 1987.

  RICHARD H. FINAN has been an Ohio State Senator since 1978 and a lawyer practicing in Sharonville, Ohio, since 1961. Director Finan also serves as counsel of record for Madison Service Corporation, Franklin's wholly-owned subsidiary, and DirectTeller Systems, Inc., a joint venture between the Company and DataTech Services, Inc.

  JAMES E. HOFF, S.J., has been President of Xavier University in Cincinnati, Ohio, since 1991. Prior to his arrival at Xavier, Fr. Hoff was President of the Creighton Foundation and Vice President of University Relations at Creighton University.

  MARY J. HUNTER was a member of the Board of Directors of Orpheum Federal Savings from 1964 until it merged into Franklin on September 30, 1970. Ms. Hunter, RN-BSN retired, is currently a homemaker.

  JOHN L. NOLTING has been the President and Chief Executive Officer of DataTech Services, Inc., a computer service company located in Cincinnati, since 1974, President and Chief Executive Officer of Queen City Leasing, an automobile leasing company located in Cincinnati, since 1980, and Director and President of DirectTeller Systems, Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  Meetings of the Company's Board of Directors are held regularly on a quarterly basis. During the year ended December 31, 1994, the Board of Directors held a total of six regular and special meetings. No incumbent director of the Company attended fewer than 75% of the total meetings of the Board of Directors during this period, except for Fr. Hoff, who attended four meetings.

  The Company has no standing audit, compensation or nominating committees. The full Board of Directors acts as the nominating committee for the annual selection of its nominees for election of directors and, with the exception of Mr. Siemers, as the audit committee. During 1994, the Board of Directors met once acting as a nominating committee and once acting as the audit committee. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited nominations nor established any procedures for this purpose.

  The Board of Directors of Franklin, the principal subsidiary of the Company, consists of the five directors of the Company and Francis J. Macke, James E. Cross and William G. Roedersheimer. Meetings of Franklin's Board of Directors are generally held on a monthly basis. The Board of Directors held a total of 13 meetings during 1994. No director attended fewer than 75% of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served, except Fr. Hoff, who attended nine meetings The Board of Directors of Franklin has standing executive, compensation and loan committees.

  The Executive Committee consists of the President and one member of the Board of Directors who is selected weekly on an alternating basis from the entire Board. This committee meets weekly (except during weeks when the full Board meets) and exercises the power of the Board of Directors between regular Board meetings. All actions of this committee are reviewed and ratified by the full Board of Directors. This committee met 40 times during 1994.

  The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to executive compensation and other benefit programs. The Compensation Committee is comprised of Mrs. Hunter and Messrs. Siemers, Finan and Nolting. One meeting was held by this committee during 1994.

  The Loan Committee recommends policies on residential, commercial and consumer lending to the Board of Directors and reviews loan applications. The Loan Committee has authority to approve loans in amounts of up to $350,000. Members of this committee are Mr. Siemers, Mr. Harry Barnaclo and Ms. Margaret Walton. The committee met approximately 65 times during 1994.

  The full Board of Directors appoints a nominating committee for the annual selection of its nominees for election of directors. While the nominating committee and the Board of Directors will consider nominees recommended by others, it has not actively solicited nominations nor established any procedures for this purpose.

COMPENSATION OF THE BOARD OF DIRECTORS

  Directors of the Company received directors' fees of $1,000 per meeting, beginning in March 1994. Prior to that time, they received no fees for serving as directors. Directors of Franklin are paid a fee of $1,000 per meeting. No fees are currently paid by the Company or Franklin for committee membership.

EXECUTIVE COMPENSATION

  The Company currently does not pay any compensation to its executive officers. The following table shows the compensation paid or granted by Franklin and its subsidiaries for services rendered during the periods indicated to any executive officer whose annual compensation exceeded $100,000 during the fiscal year.

                                      Summary Compensation Table
                                      --------------------------
                                                                                      All other compensation
                                                               Annual compensation    ----------------------
                                                               -------------------
Name and principal position                  Year           Salary($)       Bonus($)         ($)(1)
- ------------------------------------------------------------------------------------------------------------
THOMAS H. SIEMERS - President,               1994            $197,047       $10,000          $46,088
Chief Executive Officer and Director of      1993             183,704        25,000           53,214
the Company, Franklin and                    1992             170,862        20,000           53,907
Madison Service Corporation; Chairman of
the Board of DirectTeller Systems, Inc.

DANIEL T. VOELPEL - Vice President           1994             $94,263       $ 7,000          $17,992
and Chief Financial Officer of the           1993              90,135         7,000           16,089
Company and Franklin and Treasurer           1992              85,320         5,000           20,805
of Madison Service Corporation and
DirectTeller Systems, Inc.

- -------------------------------

(1) Represents the Company's contributions to the ESOP and the Pension Plan on behalf of Mr. Siemers and Mr. Voelpel.

  No stock options were awarded under the Stock Option Plan during 1994. The following table sets forth certain information concerning the number and value of stock options at December 31, 1994, held by these listed individuals, as adjusted to reflect the two-for-one stock split effective January 10, 1995. No stock appreciation rights or limited stock appreciation rights have been granted to any director or executive officer under the Company's Stock Option Plan.

                   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
                   --------------------------------------------------------------------------------
                                                              Number of unexercised            Value of unexercised in-the-money
                                                              options/SARs at FY-end (#)         options/SARs at FY-end ($)(1)
                       Shares Acquired      Value             ---------------------------       ---------------------------------
Name                   on Exercise (#)    Realized ($)        Exercisable   Unexercisable       Exercisable         Unexercisable
- -----                  ---------------    ------------        -----------   -------------       -----------         -------------
Thomas H. Siemers            4,000           $34,000             31,472            -             $282,248                  -
Daniel T. Voelpel              -                -                12,200            -              109,800                  -

- -----------------------------

(1) Value is based upon the sales price of $27.00 per share of the Company's Common Stock as reported on the Nasdaq Stock Market at the time of the trade closest in time to the exercise of the options, adjusted to $13.50 to reflect the stock split, less the exercise price of $5.00 per share.

(2) Value is based upon the sales price of $28.00 per share of the Company's Common Stock as reported on the Nasdaq Stock Market on December 31, 1994, adjusted to $14.00 to reflect the stock split, less the exercise price of $5.00 per share.

EMPLOYMENT CONTRACT

  On May 1, 1984, the Board of Directors of Franklin approved a five year employment agreement with Mr. Siemers. The contract provides for automatic extensions of one year each upon the expiration of one year of the contract, until either Franklin or the employee gives written notice to the contrary.
The contract provides for termination upon the employee's death, for cause or in certain events specified by federal regulations. The contract is terminable by the employee upon 90 days' notice to Franklin.

   The employment agreement provides for a salary as determined by the Board of Directors but not less than the employee's current annual salary. Salary increases will be reviewed not less often than annually thereafter and are subject to the sole discretion of the Board of Directors.

  The contract provides for payment to the employee of an amount equal to the present value of the employee's salary for the unexpired term of the contract in the event there is a change in control of Franklin where employment terminates involuntarily in connection with such change of control or within six months thereafter. If Mr. Siemers' employment were terminated in connection with a change in control while earning his current salary as of December 31, 1994, at which date the unexpired term of the contract was 52 months, Mr. Siemers could have received a cash payment of up to approximately $734,700 pursuant to his contract. Such termination payments are provided on a similar basis in connection with a voluntary termination of employment in connection with a change in control which was at any time opposed by Franklin's Board of Directors. The contract provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel.

TRANSACTIONS WITH MANAGEMENT AND INDEBTEDNESS OF MANAGEMENT

  Franklin, like many financial institutions, has followed the policy of granting to its officers, directors and employees loans for the financing and improvement of their personal residences and consumer loans for other purposes. Except as set forth below, such loans are made in the ordinary course of business and are made on substantially the same terms and collateral, except for loan fees and interest rates on loans to employees who are not officers or directors, as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features. Currently, for employees who are not directors, officers or principal shareholders of the Company or Franklin, interest rates are generally set at 1% over Franklin's cost of funds, subject to adjustment to market rates in the event that the employment relationship is terminated. Interest rates on loans originated after August 9, 1989, are set at market rates for directors, officers and principal shareholders. Except for loans made to directors, officers and principal shareholders, loan fees on mortgage loans are generally waived except to the extent of direct loan origination expenses incurred by Franklin.

  Franklin's policy is to grant certain consumer loans to employees, other than officers, directors, and principal shareholders, at the prevailing market rate and modify them to 1% over Franklin's cost of funds. If the employment relationship is terminated, the rate will revert to the contract rate and the modification will be cancelled. Other loans are reviewed on an individual basis and any preferential treatment given is based on the employees length of service, work performance and past credit history. All loans by Franklin to its directors and executive officers are subject to regulations requiring that loans and other transactions involving directors, executive officers and principal shareholders be on terms and conditions comparable to those for similar transactions with non-affiliates.

  Set forth below is certain information at December 31, 1994, as to all loans made by Franklin to each of its directors and executive officers, which were granted prior to August 9, 1989 at less than market rates and which for any one individual resulted in an aggregate indebtedness to Franklin exceeding $60,000 at any time since January 1, 1993:

                                                Largest amount
                                                  outstanding    Balance as of     Current      Market interest
                                    Nature of       since         December 31,     interest     rate at the time
    Name            Date of loan  indebtedness     January 1,         1994            rate       of origination
    ----            ------------  ------------    ------------   -------------     ---------    ----------------
Richard H. Finan     6/15/84      First mortgage    $92,076        $86,131            8.25%           10.50%
                                  - personal
                                  residence

Mary J. Hunter      10/29/81      First mortgage     98,344         90,047            8.25            12.50
                                  - personal
                                  residence

David T. Voelpel     8/27/87      First mortgage    112,921            -0-            8.00            10.00
                                  - personal
                                  residence

  In 1989, the Company entered into a joint venture called DirectTeller Systems, Inc. ("DirectTeller"), with DataTech Services, Inc. ("DataTech"), for the purpose of marketing computer software developed by DataTech to financial institutions. Director Nolting is the President and Chief Executive Officer of DataTech. When this venture was approved by the Board of Directors of the Company, Director Nolting abstained from voting on the matter. The Company initially contributed $50,000 and DataTech contributed the software it developed to the initial capitalization of DirectTeller. Under the terms of the joint venture, the Company is responsible for maintaining the financial records of DirectTeller and DataTech is obligated to manage the day to day operations of DirectTeller, including software maintenance and marketing. DataTech does not receive a management fee for performing these services. The Company currently owns a 51% interest in DirectTeller. The Company's investment in such venture was $50,000 at December 31, 1994.

  Director Finan is an attorney at law who from time to time provides legal services to Madison Service Corporation and DirectTeller. During the year ended December 31, 1994, fees paid by the subsidiaries of Franklin and the Company did not exceed five percent of Mr. Finan's gross revenues for the last fiscal year.

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in the Company by the tenth day of the month following a change. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


               PROPOSAL II -- PROPOSED AMENDMENT TO THE COMPANY'S
                  CERTIFICATE OF INCORPORATION TO INCREASE THE
                  AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

  The Certificate of Incorporation of First Franklin currently authorizes 2,000,000 shares of capital stock, divided into 1,500,000 shares of Common Stock, $.01 par value per share, and 500,000 shares of preferred stock, $.01 par value per share. As of March 15, 1994, there were 1,175,786 shares of Common Stock issued and outstanding, 91,878 shares of Common Stock held by the Company as treasury stock and no shares of preferred stock issued. Each share of Common Stock entitles the holder thereof to one vote on each matter properly submitted to the stockholders for their vote. In addition, 74,536 shares of Common Stock are reserved for issuance upon the exercise of stock options issued by the Company.

  The shareholders approved a reduction in the number of authorized shares of capital stock in 1992 in order to reduce state franchise taxes paid by the Company. After that reduction, there were still over 600,000 authorized shares of Common Stock available for issuance for purposes, other than stock option exercises. The two-for-one stock split effected January 10, 1995, doubled the number of issued and outstanding shares of Common Stock and reduced to 249,678 shares available for issuance as Common Stock.

  The Board believes an increase in the total authorized Common Shares will enable First Franklin to better meet its future business needs, particularly in view of the stock split which reduced significantly the number of shares available for such purposes. In order to have sufficient authorized but unissued shares available for any possible acquisitions or other corporate purposes, such as stock dividends or stock options, the Board of Directors believes it is advisable to increase the authorized number of shares of Common Stock by 1,000,000 to 2,500,000. The proposed increase in the number of authorized shares will give First Franklin greater flexibility in responding quickly to advantageous business opportunities. While First Franklin has no agreements with respect to the issuance of shares of Common Stock at the present time, it continues to explore opportunities to acquire other financial institutions as permitted by federal law and regulation and is presently considering the acquisition of other financial institutions as separate subsidiaries or in mergers with Franklin. It is not presently known whether, or on what terms, any potential acquisition decisions will result in issuances of the Company's Common Stock. Any acquisition of another financial institution would be subject to the approval of one or more financial institution regulators. Depending on the means by which the acquisition is completed, the stockholders may not be required to vote on the acquisition.

   The stockholders need to approve any proposed amendment to the Certificate of Incorporation before it can be effective. Therefore, the Board of Directors of First Franklin recommends that the stockholders approve the following resolution:

    Resolved, that Paragraph 1 of Section 4 of the Certificate of Incorporation of First Franklin be amended to increase the authorized number of Common Stock by 1,000,000 to 2,500,000 and to read as follows:

         Section 4. CAPITAL STOCK. The total number of shares of capital stock which the Corporation has authority to issue shall be three million (3,000,000), of which two million five hundred thousand (2,500,000) shall be common stock, par value $.01 per share, and five hundred thousand (500,000) of which shall be preferred stock, par value $.01 per share, with rights and preferences to be determined by the board of directors upon issuance.

  Since authorized shares of capital stock of the Company can be issued without further stockholder approval or pre-emptive rights in existing stockholders, the Board of Directors could dilute the voting power of existing stockholders and the voting power of the shares of Common Stock and increase the number of shares which would have to be purchased to obtain control of the Company. One effect may be to discourage certain potential business combinations which some stockholders may believe to be in their best interest and to make more difficult management changes which might occur if the potential business combination were successful. In addition, Sections 9, 10 and 11 of the Company's Certificate of Incorporation contain provisions that could delay, defer or prevent a change in control of the Company.

  Pursuant to Section 9 of the Company's Certificate of Incorporation, no person may make an offer to acquire beneficial ownership of more than 10% of the voting shares of the Company, if the Common Stock is exchanged or quoted on Nasdaq, unless such offer has been approved by two- thirds of the Company's directors or the person has already obtained regulatory approval to acquire control of the Company. That provision also prohibits the acquisition of beneficial ownership of more than 10% of the voting shares of the Company, unless that acquisition of control is preapproved by (i) two-thirds of the directors of the Company and the holders of a majority of the outstanding voting shares of the Company, or (ii) the holders of two-thirds of the outstanding voting shares of the Company.

  If any person acquires any shares of capital stock of the Company in violation of Section 9, all such shares which are in excess of 10% beneficial ownership may no longer be voted by the owner nor be transferred without approval of the Board of the Company or a trustee appointed by the Board for those excess shares. Those excess shares also are not to be included in determining the total number of outstanding shares. Any trustee appointed by the Board will be authorized to sell the excess shares in the open market, with the owner receiving only a return of its federal tax basis in the shares, after the payment of the trustee's expenses. Any additional funds received are maintained by the Company. Any amendment of Section 9 must be approved by the holders of two-thirds of the voting shares of the Company.

  Section 10 of the Certificate of Incorporation imposes restrictions on any business combination or acquisition of the Company or Franklin by or with one or more persons which have beneficial ownership of more than 10% of the voting shares of the Company. In general, such transactions must be approved or authorized by the holders of 80% of the outstanding voting shares of the Company. However, the required stockholder vote is whatever is required by applicable law or other relevant provision of the Certificate of Incorporation, if the following conditions are (i) two-thirds of all directors who are not related to the stockholder-acquiror and who have served as a director since before the stockholder-acquiror acquired any shares of the Company (the "Continuing Directors") vote in favor of the transaction; (ii) the consideration paid for shares of capital stock of the Company must be at least equal to the highest of (a) the highest market value during the one year preceding the announcement of the transaction, (b) the highest price previously paid for Company stock by the stockholder-acquiror or (c) the book value per share at the end of the month preceding the announcement of the transaction;
(iii) such consideration generally must be of the type paid by the stockholder-acquiror when purchasing its existing shares of capital stock of the Company; and (iv) whether or not required by law, the stockholders must receive a proxy statement which is prepared in accordance with the requirements of Section 14 of the Securities Exchange Act of 1934, whether or not such provisions actually apply to the Company, and which contains a fairness opinion and the recommendation of the Continuing Directors. Section 10 may only be amended by vote of two-thirds of the directors and, if 75% of the Continuing Directors do not approve the amendment, holders of 80% of the voting shares of the Company.

  Pursuant to Section 11 of the Certificate of Incorporation, any repurchase of shares held for less than two years by a beneficial owner of at least 5% of the voting shares of the Company must be approved by the holders of a majority of the voting shares of the Company, excluding the stockholder whose shares are to be repurchased. Any amendment of Section 11 must be approved by the holders of two-thirds of the voting shares of the Company.

  All shares of the Company's Common Stock, including those now authorized and those which would be authorized by the proposed amendment, are equal in rank and have the same voting, dividend, and liquidation rights. Holders of the Company's Common Stock do not have preemptive rights.

  The affirmative vote of the holders of a majority of the outstanding shares of First Franklin's Common Stock is required for the adoption of the proposed amendment.

  THE BOARD OF DIRECTORS OF FIRST FRANKLIN RECOMMENDS THAT THE SHAREHOLDERS OF FIRST FRANKLIN VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE AMENDMENT.


                PROPOSAL III -- RATIFICATION OF APPOINTMENT OF
                           INDEPENDENT ACCOUNTANTS


  The Board of Directors has renewed the Company's arrangement for Coopers & Lybrand to be its independent accountants for 1995, subject to the ratification of the appointment by the Company's stockholders. A representative of Coopers & Lybrand is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF COOPERS & LYBRAND AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.


                            STOCKHOLDER PROPOSALS

  To be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office, 401 East Court Street, Cincinnati, Ohio 45202, no later than December 1, 1995. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.


                                OTHER MATTERS

  The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

  The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

  The Company's Annual Report to Stockholders, including financial statements, is also enclosed. Any stockholders who have not received a copy of such Annual Report may obtain a copy by writing to the Company. Such Annual Report is not to be treated as part of the proxy solicitation materials, nor as having been incorporated herein by reference.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          Thomas H. Siemers
                                          President and Chief Executive Officer

Cincinnati, Ohio
March 28, 1995

                                REVOCABLE PROXY
                           FIRST FRANKLIN CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 1995

  The undersigned hereby appoints Richard H. Finan, Mary J. Hunter and John L. Nolting, or any one of them, with full powers of substitution, to act as proxy or proxies for the undersigned to vote all shares of Common Stock of First Franklin Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on April 24, 1995 at the corporate office of the Company located at 401 East Court Street, Cincinnati, Ohio, at 3:00 P.M., and at any and all adjournments thereof, as follows:

I. The election of the following directors:

   ____  FOR all nominees listed         ____ WITHHOLD authority to vote
         below (except as otherwise           for all nominees listed below
         indicated)

   THOMAS H. SIEMERS                     THOMAS H. SIEMERS
   JAMES E. HOFF, S.J.                   JAMES E. HOFF, S.J.

   Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.
   ______________________________________

                                               FOR     AGAINST   ABSTAIN
                                               ---     -------   -------
II.  The proposed amendment to Section
     4 of the Certificate of Incorporation
     of the Company increasing the authorized
     number of shares of Common Stock
     from 1,500,000 to 2,500,000.              ----       ----      ----


                                               FOR     AGAINST   ABSTAIN
                                               ---     -------   -------
III. The ratification of the
     appointment of Coopers &
     Lybrand as independent
     accountants for the Company
     for the year December 31, 1995.           ----    -------   -------

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

The board of Directors recommends a vote "FOR" the directors and "FOR" the propositions listed.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTORS AND THE PROPOSITIONS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy shall be deemed terminated and of no further force and effect if the undersigned attends and votes in person at the Annual Meeting or submits a later-dated proxy.

The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement dated March 28, 1995, and a copy of the 1994 Annual Report To Stockholders.

                         Dated: _________________, 1995





_________________________    ______________________________
PRINT NAME OF STOCKHOLDER    PRINT NAME OF STOCKHOLDER

_________________________    ______________________________
SIGNATURE OF STOCKHOLDER     SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

_______________________________________________________________________________

       PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE
_______________________________________________________________________________